PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO, INC.
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





                                        May 23, 2005



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


Re:	Prudential Institutional Liquidity Portfolio, Inc.
        File No. 811-5336


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the twelve-month period ended March 31, 2005. The enclosed is being filed electronically via the EDGAR System.



                                          Yours truly,


		                /s/ Jonathan D. Shain
                                    Jonathan D. Shain
                                            Secretary





         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 23rd day of May 2005.



	Prudential Institutional Liquidity Portfolio, Inc.



Witness: /s/ Floyd L. Hoelscher	  By: /s/ Jonathan D. Shain
             Floyd L. Hoelscher	Jonathan D. Shain
         	Secretary



     T:\CLUSTER 2\N-SARS\PILP\2005\3-31-05 annual cover.doc